United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2024

Pineapple Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 996-1674

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

In connection with the previously disclosed registered direct offering (the “Offering”) of 2,702,703 shares of common stock, par value $0.05 per share (the “Common Stock”), of Pineapple Energy Inc. (the “Company”) and the recent conversion of 1,592.35 shares of the Company’s Series A Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), the Company has, as of February 9, 2024: 23,245,953 shares of Common Stock outstanding; 26,407.65 shares of its Series A Preferred Stock outstanding, and 188,626,071 shares of Common Stock issuable upon conversion of the Series A Preferred Stock at a conversion price of $0.14 per share, which reflects the adjustment to the conversion price pursuant to Section 6(b) of the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock following the Offering; and, 228,571,427 shares of Common Stock issuable upon exercise of Series A Warrants at an exercise price of $0.14 per share, which reflects an adjustment to the exercise price of the Series A Warrants pursuant to the terms of the Series A Warrants as a result of the Offering.

On February 9, 2024, the Company’s board of directors established February 13, 2024 as the record date for determining stockholders entitled to notice of, and to vote at, an upcoming special meeting of stockholders.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINEAPPLE ENERGY INC.

Date: February 12, 2024	By:	/s/ Kyle J. Udseth
Kyle J. Udseth Chief Executive Officer